UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):
November 26, 2013

United States Steel Corporation
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(Exact name of registrant as specified in its charter)

Delaware	1-16811	25-1897152
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(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Pittsburgh, PA	15219-2800
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(Address of principal executive offices)	(Zip Code)

(412) 433-1121
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(Registrant's telephone number,
including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On November 26, 2013, the Board of Directors of United States Steel Corporation (“U. S. Steel”) elected Robert A. McDonald as a Class II director, effective as of January 1, 2014. Mr. McDonald will fill a vacancy in that Class that will be created upon the retirement of John P. Surma effective as of December 31, 2013. Mr. McDonald’s term will expire at the 2015 Annual Meeting of Stockholders. The committees on which Mr. McDonald will serve have not yet been determined.

Mr. McDonald is the retired Chairman and Chief Executive Officer of The Procter & Gamble Company. He is a member of the Board of Directors of Xerox Corporation.

Mr. McDonald will participate in the standard non-employee director compensation arrangements described in the section entitled “Compensation of Directors” that is included in U. S. Steel’s Proxy Statement filed with the Securities and Exchange Commission on March 15, 2013.

Item 8.01    Other Events.

On November 27, 2013, U. S. Steel issued a press release announcing that its Board of Directors elected David S. Sutherland to serve as the independent non-executive chairman, effective January 1, 2014. Mr. Sutherland has served as a director of U. S. Steel since 2008 and is a Class II Director, with his current term expiring in 2015. The full text of the press release is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated November 27, 2013 titled “United States Steel Corporation Board elects David S. Sutherland Non-Executive Chairman.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By    /s/ Gregory A. Zovko
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Gregory A. Zovko
Vice President & Controller

Dated: December 2, 2013